Exhibit 10.2

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amended and Loan and Security Agreement (as amended hereafter, this “Agreement”) is entered into as of May 26th, 2020 and confirms the understanding and agreement by and between TECH CAPITAL, LLC, a California limited liability company (“Lender”), with its headquarters at 2010 North First Street, Suite 300, San Jose, California 95131 (Facsimile No. 408-467-2393), and NEPHROS, INC., a Delaware corporation (“Borrower”), with its headquarters at 380 Lackawanna Place, South Orange, NJ 07079 (its “Chief Executive Office”) (Facsimile No. 202-343-5207), regarding the loans to be made by Lender and Lender’s terms and conditions.

RECITALS

A. Lender and Borrower previously entered into that certain Loan and Security Agreement dated August 16th, 2017, as modified from time to time including pursuant to that certain First Modification to Loan and Security Agreement (collectively, the “Prior Form Loan Agreement”), and together with related documents entered into from time to time in connection therewith (collectively, the “Prior Form Related Loan Documents”). As of the date hereof, the Obligations outstanding under the Prior Form Loan Agreement are $315,791.10 (the “Outstanding Revolving Loan Obligations”). Borrower wishes to prepay all of the Outstanding Revolving Loan Obligations, and Lender is amenable to same subject to Borrower’s payment of the related Prepayment Fee.

B. Borrower previously executed in favor of Lender that certain Secured Promissory Note (Single Advance – Non-Revolving) dated March 27th, 2018 in the original principal amount of $1,187,000.00, as modified from time to time (collectively, the “Prior Form Term Note”), which, as of the date hereof, has an outstanding balance of $749,108.15 (the “Outstanding Term Loan Obligations”).

C. Borrower and Lender wish to amend and restate: (a) the Prior Form Loan Agreement in its entirety in order to, among other things, eliminate Borrower’s ability to obtain, and Lender’s obligation to make, Advances thereunder; and (b) the Prior Form Term Note but with the Outstanding Term Loan Obligations as of the date hereof in the amount of $749,108.15 hereby reaffirmed by Borrower and to remain outstanding, due and payable pursuant to the terms of the Amended and Restated Secured Promissory Note (Single Advance – Non-Revolving), being entered into concurrently herewith (the “Amended and Restated Term Note”).

D. Accordingly, subject to the fulfillment of the Conditions Precedent set forth in Section 51 below (including the permanent repayment of the Outstanding Revolving Loan Obligations and payment of the related Prepayment Fee), the parties hereby agree to amend and restate: (a) the Prior Form Loan Agreement on the terms and conditions set forth herein; and (b) the Prior Form Term Note on the terms and conditions set forth in the Amended and Restated Term Note.

AGREEMENT

1. Intentionally Omitted.

2. “Value” shall mean the lower of cost or fair market value. “Premises” shall collectively mean the Chief Executive Office and 1089 Hudson Street, Union, New Jersey 07083 (“L&A,” a third party warehouse), Borrower’s existing additional place(s) of business, and Borrower’s hereafter additional place(s) of business (individually and collectively, the “Other Locations”).

3. All Obligations, whenever and however created, shall become immediately due and payable without demand upon the occurrence of an Event of Default (as defined in Paragraph 27) or in the case of termination (as set forth in Paragraph 32), whether by notice, lapse of time or otherwise, whichever occurs first. Borrower shall be provided on-line internet access (or other access in Lender’s discretion) to information regarding the Obligations, and such information shall be conclusively presumed to be correct and constitute an account stated unless, within thirty (30) days following any such information first becoming available, Borrower delivers written objection thereto to Lender.

4. Obligations hereunder shall bear interest, on the average daily outstanding balance, at the rate applicable to the Term Note obligations (the “Rate”).

5. Intentionally Omitted.

6. This Agreement secures the following: (a) Borrower’s Obligations; (b) all of Borrower’s other present and future obligations to Lender; (c) the repayment of (i) any amounts that Lender may advance or spend for the maintenance or preservation of the Collateral (as defined herein below) or any collateral provided by any Guarantor (as defined in Paragraph 23); and (ii) any other expenditures that Lender may make under the provisions of this Agreement or for the benefit of Borrower; (d) all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations whether or not of the nature contemplated at the date hereof; (e) all other amounts now or in the future owed by Borrower or any Guarantor to Lender; (f) any of the foregoing and interest thereon that arises after the filing of a petition by or against Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise; and (g) interest on the preceding amounts as set forth in this Agreement or the Loan Documents, or if no such agreement, at the maximum rate permitted by law ((a) through (g) collectively, the “Obligations”). These Obligations shall be secured by a continuing security interest in all of the personal property and trade fixtures now owned or hereafter acquired by Borrower whether now existing or hereafter arising and wherever located, together with all collateral now or hereafter described in any form UCC-1 filed against Borrower naming Lender as the secured party, including without limitation, (1) all Accounts; (2) all Chattel Paper including without limitation Electronic Chattel Paper; (3) all Inventory; (4) all Equipment; (5) all trade fixtures and all Fixtures if real property collateral is involved; (6) all Instruments; (7) all Financial Assets, including without limitation, Investment Property; (8) all Documents; (9) all Deposit Accounts; (10) all Letter of Credit Rights; (11) all General Intangibles including without limitation copyrights, trademarks, and patents in all countries, Payment Intangibles and Software, and all rights in and to domain names in whatever form, and all derivative URLs; (12) all Supporting Obligations; (13) any Commercial Tort Claim listed on any schedule provided herewith or hereafter; (14) all returned or repossessed goods arising from or relating to any Accounts or Chattel Paper; (15) all certificates of title and certificates of origin or manufacturers statements of origin relating to any of the foregoing, now owned or hereafter acquired; (16) all property similar to any of the foregoing hereafter acquired by Borrower; (17) all ledger sheets, files, records, documents, instruments, and other books and records (including without limitation related electronic data processing Software) evidencing an interest in or relating to the above; (18) all money, cash or cash equivalents; and (19) to the extent not otherwise included in the foregoing, all proceeds, products, insurance claims, and other rights to payment and all accessions to, replacements for, substitutions for, and rents and profits of, and noncash proceeds of each of the foregoing (all of the foregoing collectively, the “Collateral”). All of the foregoing terms, capitalized or otherwise, shall have the meaning given in the California Uniform Commercial Code, as amended from time to time (the “UCC”). Notwithstanding any contrary term of this Agreement, Collateral shall not include any waste or other materials that have been or may be designated as toxic or hazardous. Each new Obligation(s) (and all prior Obligations) shall be secured by this Agreement and all other security agreements that Borrower has then given or caused to be given, or thereafter gives or causes to be given, to Lender. Except to the extent otherwise provided, this Agreement does not secure any obligation that is secured by a consensual lien on real property.

7. Borrower shall preserve Borrower’s existence and not, in one transaction or a series of related transactions: (a) merge into or consolidate with any other entity, or sell any of Borrower’s assets (except for sales of Inventory in the ordinary course of business); (b) change the Borrower’s State of organization or formation or Borrower’s legal name; (c) relocate its Chief Executive Office or Premises; or (d) open any new locations unless Borrower executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem necessary or desirable to protect Lender’s interests in the Collateral at such locations, including without limitation, UCC-1 Financing Statements and waivers with an acknowledgement of Lender’s interest from any landlord, bailee, or warehouseman in form and substance satisfactory to Lender, or as Lender may require as a result of such change. The Collateral, however, shall not at any time now or hereafter be stored with a landlord, bailee, warehouseman, or similar party without Lender’s prior written consent and Lender’s receipt of the above waivers with an acknowledgement from the third party that it is holding the Collateral for the benefit of Lender. Borrower shall provide Lender with thirty (30) days advanced notice of the sale or contemplated sale of the Premises whether owned or leased. Borrower will cooperate with Lender in obtaining possession or control, where Lender chooses to require possession or control in addition to the filing of a financing statement. Borrower will cooperate with Lender in obtaining possession or control with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter of Credit Rights, and Electronic Chattel Paper. If Borrower has or shall acquire a commercial tort claim, Borrower shall promptly notify Lender in a writing signed by Borrower of the general details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

8. Borrower shall not do business under any name other than Nephros, Inc. unless Borrower has provided to Lender evidence it has taken such legal steps required with respect to fictitious or assumed names under the applicable laws of the jurisdictions in which Borrower is located and/or does business. To that effect, Lender has received acceptable documentation indicating that Borrower will be doing business under the following additional name(s): ———N/A———.

9. So long as any Obligations remain outstanding, Borrower warrants, represents and agrees that: (a) intentionally omitted; (b) all Collateral in which a security interest has been or will be given or caused to be given by Borrower to Lender is and will be a first priority security interest on the property described in each such security agreement (except insofar as Borrower has notified Lender to the contrary in writing and Lender has consented) and shall remain personal property at all times; (c) the property covered by all security agreements given or caused to be given by Borrower to Lender (1) is solely owned by Borrower or the party described in such security agreement; or (2) Borrower or such party has rights in or the power to grant a security interest in such property; (d) the property covered by all security agreements given or caused to be given by Borrower to Lender is free and clear of all liens, encumbrances, security interests, adverse claims, or restrictions on transfer or pledge except as created by such security agreements; (e) the Collateral covered by all security agreements given or caused to be given by Borrower to Lender is kept in good condition and repair, is not subject to waste, will not be affixed to any real property in any manner which would change the Collateral’s nature from that of personal property to real property and/or fixture, and (except for sales of Inventory in the ordinary course of business but subject to the terms of Paragraph 30) will not be removed from the Premises described in such security agreements without first obtaining Lender’s prior written consent; (f) all facts, figures, representations given, or caused to be given by Borrower to Lender in connection with the Value of the Collateral or regarding each Account or pertaining to anything done under this Agreement shall be true and correct; (g) Borrower’s books and records fully and accurately reflect all of Borrower’s assets and liabilities (absolute and contingent), are kept in the ordinary course of business in accordance with GAAP, (as defined in Paragraph 43) consistently applied and all information contained therein is true and correct; and (h) the fair market value of the property covered by all security agreements given by Borrower to Lender, is and shall at all times be, not less than the price which Borrower paid therefor (less normal depreciation caused by ordinary wear and tear) and as represented to Lender.

10. Borrower agrees to execute upon demand by Lender any and all documents or statements intended to perfect and/or continue Lender’s security interest in the Collateral, in whatsoever form Lender may require including but not limited to an abbreviated Collateral description such as “All Assets of the Borrower”, as provided for and defined in Division 9 of the California UCC, but Lender shall be entitled and is hereby expressly authorized to execute and file the same on Borrower’s behalf, and Lender is hereby appointed Borrower’s attorney-in-fact for such purpose.

11. Each warranty, representation, and agreement contained in this Agreement shall be conclusively presumed to have been relied on by Lender regardless of any investigation made, or information possessed by Lender. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements contained in any other document or instrument which Borrower shall give, or cause to be given, to Lender either now or hereafter.

12. Notwithstanding termination of this Agreement, all assignments, pledges, liens, and/or other security interests now or hereafter granted to Lender and all other obligations required of Borrower pursuant to this Agreement, any of the other Loan Documents, or any other procedure manual or other requirement of Lender shall continue in full force until all of the Obligations owing to Lender have been paid, including without limitation Borrower’s obligation to continue to turn over sales information and invoices, and collections thereon, to Lender.

13. Borrower shall promptly pay any and all expenses of storing, warehousing, insuring, handling and shipping of Borrower’s property, any and all excise, property, sales and other taxes (providing Lender with evidence of payment thereof) levied or imposed by any governmental or taxing authority on Borrower or on any of Borrower’s property or any property caused to be given to Lender as security, and any amounts owing to any third party that could give rise to any security interest, encumbrance or lien on any of Borrower’s property or any property serving as Lender’s Collateral. If Borrower fails to promptly pay when due, whether to Lender or any other person, monies which Borrower is required to pay under any requirement of this Agreement, Lender may, but need not, pay the same and charge Borrower’s account therefore and Borrower shall promptly reimburse Lender therefor. Any and all sums shall become additional indebtedness owing to Lender and shall bear interest at the rate provided in Paragraph 4 hereof and shall be covered by all security now or hereafter given by Borrower or which Borrower causes to be given to Lender. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt for the payment thereof from the appropriate governmental agency or other entity shall be conclusive evidence that the same was validly due and owing.

14. All documents to be delivered by Borrower to Lender shall contain such terms and be in such form as Lender may require. Each assignment, pledge or other security agreement shall include and cover all of Borrower’s right, title, and interest in property described therein and all of Borrower’s books, records, and files relating thereto. All ledger sheets, files, records and documents, files and records relating to Accounts, Inventory, or other Collateral assigned to Lender shall, unless delivered to or removed by Lender, be kept on the Premises in trust for, and without cost to Lender. Lender may at any time remove from the Premises all documents, files and records relating to the Collateral.

15. Intentionally Omitted.

16. Borrower acknowledges and agrees that Lender may from time to time at its discretion obtain or prepare such further credit reports and other reports as it may deem necessary to continue to keep itself apprised regarding the continued financial condition of Borrower and hereby authorizes Lender to obtain or prepare such credit and other reports from time to time as Lender deems appropriate.

17. Lender may, at any time, without notice to or the assent of Borrower, after the occurrence of an Event of Default,: (i) notify any account debtor that its Accounts have been assigned to Lender by Borrower and that payment thereof is to be made to the order of, and directed solely to, Lender; and (ii) send, or cause to be sent by its designee, written or telephonic requests for verification of any Accounts directly to the applicable account debtor.

18. Intentionally Omitted.

19. Intentionally Omitted.

20. Lender is hereby irrevocably appointed Borrower’s attorney-in-fact with authority and power to: (A) following an Event of Default, endorse Borrower’s name on any checks, notes, acceptances, money orders, drafts, or other forms of payment or security that may come into Lender’s possession (whether checks or other forms of payment are (i) in the name of Borrower, (ii) in any other name under which it now does business or does business in the future, or (iii) in the names of its products now or in the future, and Borrower additionally agrees not to make any protest of any kind against Lender for negotiating such checks or other items described herein); (B) following an Event of Default, sign Borrower’s name on any invoice or bill of lading related to any Accounts, on drafts against account debtors, on schedules and assignments of Accounts, on verification of Accounts, and notices to account debtors; (C) following an Event of Default, establish a lockbox arrangement and/or following an Event of Default notify the post office authorities to change the address for delivery of Borrower’s mail; (D) following an Event of Default, receive and open all mail addressed to Borrower and retain all mail relating to Lender’s security, forwarding all other mail to Borrower; (E) following an Event of Default, send, whether in writing or by telephone, requests for verification of Accounts; (F) following an Event of Default, with respect to Accounts or other Collateral, extend the time of payment of, compromise or settle, and adjust disputes and claims, upon any terms, which may include a release of any account debtor or other obligor; (G) following an Event of Default, make, settle and adjust all claims of Borrower’s policies of insurance and make all decisions with respect thereto; (H) following an Event of Default, qualify Borrower to do business in any state if Borrower shall promptly fail to do so following request by Lender; (I) following an Event of Default, if Borrower has refused or failed to promptly do so, execute and deliver any documents which Lender determines are reasonably necessary in order to protect the interests of Lender hereunder; and (J) following an Event of Default, do all things necessary to carry out this Agreement. Following an Event of Default, Lender shall have the right at any time to enforce Borrower’s rights against the account debtors and obligors, and Lender may bring all proceedings for collection in Lender’s name or in Borrower’s name and may exercise Borrower’s right of stoppage in transit, replevin, and reclamation.

21. Intentionally Omitted.

22. Lender or its agents or employees shall have the right (during reasonable business hours if prior to an Event of Default and, at any time, after an Event of Default) to have access to Borrower’s premises, to examine, inspect and/or audit any or all of Borrower’s books and records, including but not limited to minute books, ledgers, records indicating, summarizing or evidencing the assets (including Accounts, Inventory and Equipment) and liabilities, and all information relating thereto, records indicating, summarizing or evidencing Borrower’s business operations or financial condition, and all computer programs, disc or tape files, printouts, runs and other computer prepared information and the equipment containing such information, and permit Lender or its employees or agents to copy and make extracts therefrom. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender all financial information, books and records, work papers, management reports and other information in their possession relating to Borrower. In the absence of an Event of Default, the actions permitted by this Paragraph shall be taken by Lender (or its agents or employees) at no cost to Borrower.

23. Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower shall also maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower’s ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation. Additionally, Borrower shall maintain workers’ compensation insurance coverage for all employees as required by law. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Lender. All such policies of insurance (except those of public and product liability) shall contain a 438BFU lender’s loss payable endorsement or comparable endorsement, in a form satisfactory to Lender, showing Lender as additional loss payee thereof (and with respect to public and product liability shall contain an additional insured endorsement or comparable endorsement, in a form satisfactory to Lender), and shall contain a waiver of warranties, and shall specify that the insurer must give at least thirty (30) days’ prior written notice to Lender before canceling its policy for any reason. Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Lender to be applied on account of the Obligations. Unless Borrower provides Lender with evidence of the insurance coverage as required by this Agreement, Lender may purchase such insurance at Borrower’s expense to protect Lender’s interests. This insurance may, but need not, also protect Borrower’s interests. If any Collateral becomes damaged, the insurance coverage that Lender purchases may not pay any claim Borrower makes or any claim made against Borrower. Borrower may later cancel this coverage after providing evidence that Borrower has obtained property coverage elsewhere. Borrower is responsible for the cost of any insurance purchased by Lender, which shall constitute Lender Expenses (as defined in Paragraph 26). The cost of obtaining of this insurance may, at Lender’s option, be added to the Obligations. If the cost is added to the Obligations, the Rate will apply to this added amount. The effective date of coverage may be the date on which Borrower’s prior coverage lapsed or the date Borrower failed to provide proof of coverage. The insurance coverage that Lender purchases may be considerably more expensive than the insurance coverage that Borrower could obtain and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by Borrower’s contractual arrangements or applicable law.

24. Borrower promises and agrees to pay all costs and expenses and all attorneys’ fees reasonably incurred by Lender in connection with this Agreement or the Loan Documents or the transactions contemplated thereby (including the prosecution of motions or actions seeking relief from any stay or restraint under the United States Bankruptcy Code from pursuing any remedy hereunder), whether or not suit between Borrower and/or any Guarantor, on the one hand, and Lender, on the other hand, is brought. Borrower shall pay to Lender all costs reasonably incurred by Lender for the purpose of enforcing Lender’s rights hereunder and under the Loan Documents, including without limitation: (a) costs of foreclosure; (b) costs of obtaining money damages; and (c) a reasonable fee for the services of attorneys employed by Lender, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration, and in the case of bankruptcy, without limitation, in providing debtor-in possession financing, in seeking relief from the automatic stay, and in prosecuting a complaint to determine dischargeability and other matters to enforce Lender’s rights; and (d) costs, and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents and adjusting or settling disputes and claims with account debtors with respect to the Accounts; and Lender’s attorneys’ fees and expenses incurred in advising, or enforcing the Obligations (all of the foregoing together with any other costs, expenses, and attorneys’ fees set forth in this Agreement and the Loan Documents, “Lender Expenses”). At Lender’s option, Lender Expenses may be added to the Obligations. While non-binding, the intent of this paragraph is to limit future expenses to events and cost incurred outside the normal course of business

25. Borrower shall require and use its best efforts to ensure compliance by all operators and occupants of the Premises with all applicable Environmental Laws (as defined in Paragraph 26). Borrower agrees to defend, indemnify, save, and hold Lender and its officers, employees, and agents harmless against all obligations, demands, claims, and liabilities claimed or asserted by any other person arising out of or relating to discharges or releases of Hazardous Substance or Hazardous Waste (both as defined in Paragraph 26) into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substance or Hazardous Waste or the clean-up or other remediation thereof, and all losses (including without limitation attorneys’ fees and legal and other costs from outside counsel or in-house counsel) in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following, or consequential thereto; provided, however, that no such indemnification shall apply with respect to any liability directly arising out of the gross negligence or willful misconduct on the part of Lender or any of its officers, employees and agents in connection with Hazardous Waste or Hazardous Substance.

26. “Environmental Laws” means all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or waste into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals, or industrial, toxic or hazardous substances or waste or the clean-up or other remediation thereof, including without limitation 42 U.S.C. 9601 (14), Comprehensive Environmental Response, Compensation and Liability Act of 1980 set forth at 42 U.S.C. 9601 et seq. (“CERCLA”), or the Resource Conservation and Recovery Act of 1986 set forth at 42 U.S.C. 9601 et seq. (“RCRA”) and all successor statutes and amendments thereto. “Hazardous Substance” or “Hazardous Waste” means any hazardous waste or hazardous substance, as defined in 42 U.S.C. 9601 (14) or any successor statute, all as amended from time to time.

27. Without limiting any other portion of this Agreement, all Borrower’s indebtedness and Obligations shall automatically accelerate and become immediately due and payable upon termination (by lapse of time or otherwise) of this Agreement or upon the happening of any one of the following which shall constitute an “Event of Default”:

(a) Borrower’s or any Guarantor’s failure to make any payment of any or all of the Obligations to Lender when due;

(b) Intentionally Omitted;

(c) Any significant degradation in Borrower’s financial condition or that of any Guarantor, or any change in Borrower’s ability to pay and perform the Obligations when due;

(d) Any change in the perfection or priority of any security interest in any Collateral of Borrower or collateral of any Guarantor, or any change in Lender’s rights and remedies hereunder or under the Loan Documents;

(e) Borrower or any Guarantor fails or neglects to perform, keep, or observe, or is in breach of any term, provision, condition, covenant, or agreement contained in this Agreement, or any of the Loan Documents, or in any other present or future agreement between Borrower or any Guarantor, on the one hand, and Lender, on the other hand; any default by Borrower or any Guarantor under, or breach or violation of, any warranty, representation, obligation, agreement, condition or undertaking contained herein or in any of the Loan Documents which Borrower or any Guarantor now or hereafter executes and delivers to Lender, or which Borrower or any Guarantor now or hereafter causes to be executed and delivered to Lender; If an Event of Default occurs under this Paragraph 29(e) and provided that such Event of Default is not otherwise a specified Event of Default under any other subsection of this Paragraph 29, Borrower (if such an Event of Default is curable) shall have ten (10) days to cure such an Event of Default occurring solely under this Paragraph 29(e);

(f) The withdrawal or cancellation of (1) any guaranty of, or any validity agreement or support agreement relating to, the Obligations; or (2) the termination of, or breach of the terms of, any subordination agreement whereby any indebtedness and/or liens is subordinated to Borrower’s Obligations and/or Lender’s liens on the Collateral or collateral of any Guarantor;

(g) Borrower or any Guarantor ceases to do business as a going concern, makes an assignment of any property for the benefit of creditors, or fails to pay its debts or obligations as they become due or otherwise becomes insolvent;

(h) The filing by or against Borrower or any Guarantor of any petition or application in bankruptcy, reorganization, arrangement, trusteeship or receivership, or other insolvency relief, whether under the United States Bankruptcy Code or otherwise, or the appointment of a trustee or receiver over all or any part of the property or business of Borrower or any Guarantor;

(i) Any of the property or Collateral covered by any of the security agreements given or caused to be given by Borrower or any Guarantor to Lender is lost, secreted, misused, destroyed, transferred, or disposed of or is located in any state other than the Collateral State(s) unless Lender has so agreed in writing;

(j) Borrower’s or any Guarantor’s failure to comply with any, or become subject to any administrative or judicial proceeding under, any federal, state or local (1) hazardous waste or environmental law; (2) asset forfeiture law; or (3) other law, where noncompliance may have any effect on the Collateral;

(k) Lender’s receipt at any time of a report from the Secretary of State indicating that Lender’s security interest in the Collateral or collateral of any Guarantor is not prior to all other security interests or encumbrances;

(l) Any delinquency on Borrower’s or any Guarantor’s part in paying any tax when it comes due;

(m) Borrower makes any prohibited payment on account of indebtedness that has been subordinated in right to payment to the payment of the Obligations;

(n) Borrower or any Guarantor defaults in the payment or performance under any of its material third party agreements, or any material third party agreement to which either is party is cancelled, matures or terminates, and which circumstances would have a negative effect on either of such parties;

(o) Borrower or any Guarantor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any part of its business affairs;

(p) A judgment or other claim is entered against Borrower or any Guarantor or becomes a lien or encumbrance upon any property of Borrower or any Guarantor;

(q) Any property of Borrower or any Guarantor is attached, seized, subjected to a writ or distress warrant or is levied upon;

(r) A notice of lien, levy or assessment is filed with respect to any property of Borrower or any Guarantor by any governmental authority, or any debts owing to any governmental authority becomes a lien upon any of such property; or

(s) An event of default under any of the Loan Documents or in connection with any of the Obligations shall be an Event of Default under this Agreement, and vice versa.

28. Upon the occurrence of any Event of Default described in Paragraph 27, all Obligations shall, without notice or demand, become immediately due and payable at Lender’s option. Thereafter, all amounts outstanding shall bear interest at the default rate set forth in the Term Note (the “Default Rate”). Lender may, upon the occurrence of an Event of Default, exercise and all rights and remedies pursuant to the laws of the State of California, the UCC, the Loan Documents or other applicable law, and Lender may cease extending credit to or for the benefit of Borrower under this Agreement, the Loan Documents, or any other agreement between Borrower and Lender. Lender may, upon the occurrence of an Event of Default, revoke Borrower’s right (as permitted in this Agreement) to sell, license or otherwise dispose of any of the Collateral including, without limitation, (a) its right to sell Inventory in the ordinary course of business free and clear of Lender’s security interest therein, and (b) Borrower’s right to grant non-exclusive licenses of the Collateral in the ordinary course of business. Upon the occurrence of any such Event of Default, Lender may immediately, or at any time or times thereafter, without any demand or notice to Borrower or any Guarantor and without advertisement or notice, all of which are expressly waived, commence an action for the recovery of any and all such Obligations, commence proceedings, without giving any warranties of merchantability, fitness for purpose, title or similar warranty, to sell, lease or otherwise dispose of any and all Collateral covered by this Agreement and by all security agreements given or caused to be given by Borrower to Lender or, without legal proceedings, enter such places as any of such Collateral may be found and take possession of such Collateral and sell the same. Lender is hereby granted an irrevocable license or other right to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower’s rights under all licenses shall inure to Lender’s benefit. Such Collateral may be sold where it is located at the time of the breach or default, or elsewhere, at public or private sale, for cash, upon credit or otherwise at Lender’s sole option and discretion. With respect to any of Borrower’s owned or leased Premises, Borrower hereby grants Lender a license to enter into possession of such Premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender’s rights or remedies provided herein or in any of the other Loan Documents, at law, in equity, or otherwise. Lender and Borrower waive any requirements that such property be physically present at the place of sale. Lender shall provide Borrower such notice of any private or public sale as may be reasonable. Lender has no obligation to clean up or otherwise prepare the Collateral for sale. Lender may specifically disclaim any warranties of title or any similar warranty. Any person, including Lender, may purchase at any such sale, free from any right of redemption which is expressly waived by Borrower, and if Lender is the purchaser, may turn all or part of any of Borrower’s indebtedness to Lender in toward payment of the purchase price. The proceeds of any such sale or other disposition shall be applied, first, to all costs, charges and expenses incurred in taking, removing, holding, repairing and selling such Collateral, including without limitation, all attorneys’ fees and costs incurred by Lender, and second, to the payment of all Obligations, whether due, or to become due, and whether arising under this Agreement or otherwise. The surplus, if any, shall be delivered to Borrower or as otherwise required by applicable law. Borrower shall pay any deficiency forthwith.

29. Borrower waives presentment, demand, protest, and notice of dishonor as to any instrument. Borrower consents to any extensions, modifications, allowances, compromises or releases of security which Lender may grant, none of which shall release Borrower or any Guarantor from, or affect, any of Borrower’s or any Guarantor’s obligations.

30. This Agreement is effective and shall remain in full force and effect until all Obligations are finally paid in full and this this Agreement and all Loan Documents are terminated. Lender reserves the right to terminate this Agreement and the Amended and Restated Term Note at Lender’s sole discretion upon giving ninety (90) days’ prior written notice to Borrower or should an Event of Default occur, Lender may terminate this Agreement and the Amended and Restated Term Note at any time without prior notice. After termination and when Lender has finally received all sums due on account of the Obligations, Lender shall reassign to Borrower all Collateral held by Lender, and shall execute a cancellation of, and/or reconveyance under, all security agreements given by Borrower to Lender.

31. Borrower shall pay any prepayment fees provided for in any other agreement with Lender. The prepayment fee provided in any other agreements with Lender shall be deemed included in the Obligations.

32. Lender may at its option to protect the interests of Lender advance sums to Borrower or any Guarantor under the Agreement or under any other agreements evidencing the Obligations and pay such sums directly to a third party (including in the event there is an obligation owed by Borrower or any Guarantor to the third party or in the event the third party is also a borrower of Lender) and Lender at its option may add same to the Obligations, and Borrower shall promptly reimburse Lender therefor together with interest thereon.

33. All notices or demands hereunder shall be in writing and may be made, and deemed to be given, as follows: (a) if delivered in person or by courier (overnight or otherwise), on the date when it is delivered; (b) if by facsimile, when received at the correct number (proof of which shall be an original facsimile transmission confirmation slip or equivalent); or (c) if sent by certified or registered mail or the equivalent, on the earlier of the date such mail is actually delivered or three (3) days after deposit thereof in the mail, unless the date of actual delivery or such date three (3) days after deposit thereof in the mail (as applicable) is not a business day in which case such communication shall be deemed given and effective on the first following business day. Any such notice or communication given hereunder shall be addressed to the intended recipient at its address or facsimile number specified in the preamble to this Agreement. The parties hereto may change the address or at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

34. Borrower has the risk of loss of the Collateral. Lender shall not be liable or responsible for the safekeeping of any Collateral. Lender shall not be responsible for any lost profits of Borrower arising from any breach of contract, tort, or any other wrong arising from the establishment, administration, or collection of the Obligations. Lender has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

35. Borrower hereby releases and exculpates Lender, Lender’s officers, employees, agents, designees, attorneys, directors, shareholders, and accountants (the “Lender Parties”) from any liability arising from any acts under this Agreement, the documents executed in connection with this Agreement or subsequent to this Agreement or in furtherance thereof (each individually and collectively the “Loan Documents”), whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except to the extent of any liability caused by any of the Lender Parties’ gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, but in no event shall the Lender Parties have any liability to Borrower for lost profits or other special or consequential damages. Borrower agrees to indemnify the Lender Parties against, and hold each of them harmless from, any liability of any kind or nature, including attorneys’ fees and Lender’s Expenses which may be imposed upon, incurred by, or asserted against any of the Lender Parties, in any way relating to or arising out of this Agreement or the transactions contemplated hereby, except to the extent of any liability caused by any of the Lender Parties’ gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, with the foregoing indemnity and hold harmless to survive termination of this Agreement and payment and performance of the Obligations and continue thereafter.

36. If there are two or more Borrowers, then (a) Obligations hereunder shall be deemed to be made to and incurred by each and all Borrowers and each Borrower shall be jointly and severally obligated to repay the Obligations; (b) each Borrower jointly and severally makes, and is liable for, each and every warranty, representation, obligation, covenant and undertaking under this Agreement; (c) when permitted by the context, the word “Borrower” shall include and mean all, or any one of the undersigned Borrowers; (d) each Borrower hereby waives its rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Borrower by reason of Sections 2787 to 2855, inclusive of the California Civil Code or similar provision; (e) each Borrower waives all rights and defenses it may have if this Agreement is secured by real property, which means, among other things: (1) Lender may collect from any Borrower without first foreclosing on any real or personal property collateral pledged by Borrower; and (2) if Lender forecloses on any real property collateral pledged by any Borrower: (i) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (ii) Lender may collect from any Borrower even if Lender, by foreclosing on the real property collateral, has destroyed any right any Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Borrower may have because Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure or similar provisions; (f) each Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed any Borrower’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise, and each Borrower further waives any and all benefits or defenses, if any, arising directly or indirectly under any one or more of Sections 3116, 3118, 3119, 3419, 3605, 9504, 9505, and 9507 of the California Uniform Commercial Code or similar provisions; and (g) each Borrower hereby agrees that it is jointly and severally, directly, and primarily liable to Lender for payment and performance in full of all duties, obligations, and liabilities under this Agreement and each other document, instrument, and agreement entered into by any Borrower with or in favor of Lender in connection herewith, and that such liability is independent of the duties, obligations, and liabilities of any other Borrower or any other Guarantor, as applicable. Each reference herein to Borrower shall mean each and every Borrower that is a party hereto, individually and collectively, jointly and severally.

37. Borrower consents to Lender’s use of Borrower’s company names and logos in Lender’s written and oral presentations, including in Lender’s advertising, promotional, and marketing materials, client lists, news releases, and Web site. In connection with any client references in such written or oral presentations, Borrower consents to the use of individual names and quotations. Borrower’s consents herein shall survive termination of this Agreement until such time that Borrower delivers, and Lender receives, written revocation of such consents.

38. Lender’s rights and remedies under this Agreement and all security agreements shall be cumulative and Lender shall have all other rights and remedies not inconsistent therewith as provided by law; no exercise by Lender of one right or remedy shall be deemed an election and no waiver by Lender of any default on Borrower’s part shall be deemed a continuing waiver or course of dealing. No delay or omission by Lender shall constitute a waiver or election. This Agreement is binding and this Agreement shall bind and inure to the benefit of heirs, legatees, executors, administrators, successors, and assigns of Lender and shall bind all parties, which become bound as a borrower to this Agreement. Lender may assign any and all of Lender’s rights and interests under this Agreement. However, Borrower may not assign this Agreement or any rights hereunder without Lender’s prior written consent. No such consent by Lender shall release Borrower or any Guarantor. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under each of the documents executed herewith or hereafter. In connection therewith, Lender may disclose all documents and information that Lender now has or may hereafter acquire relating to any credit extended by Lender to Borrower, or about Borrower or Borrower’s business, any Guarantor or the business of any such Guarantor, or any Collateral hereunder. If an assignment is made by Lender, Borrower shall render performance under this Agreement to such assignee. Borrower waives and will not assert against any assignee any claims, defenses or set-offs that Borrower could assert against Lender except defenses that cannot be waived.

39. Paragraphs and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to all paragraphs herein. Neither this Agreement nor any uncertainty, or ambiguity herein shall be construed or resolved against Lender or Borrower whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words so used as to fairly accomplish the purposes and intentions of all parties hereto. When permitted by the context, the singular includes the plural and vice versa. No reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of the Collateral by Borrower (except for sales of Inventory in the ordinary course of business but subject to the terms of Paragraph 30). “Includes” and “including” are not limiting. “Or” is not exclusive. “All” includes “any” and “any” includes “all”. Any reference herein to a “writing”, a “written document”, or an executed document shall also mean an “authenticated” writing or document or “authentication” (as defined in the UCC) unless Lender shall otherwise require an original writing.

40. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of California without giving effect to conflicts of law principles. This Agreement and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code §1654 or similar provision.

41. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP (as in effect in the United States). All other terms contained in this Agreement, which are not specifically defined herein, shall have the meanings provided in the UCC to the extent the same are used herein. “GAAP” means generally accepted accounting principles (as in effect in the United States) set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.

42. Any Collateral pledged to Lender to secure any of the Obligations of Borrower under this Agreement shall also secure any of the other Obligations of Borrower to Lender under any other agreements between Borrower and Lender, except that any real property pledged to secure any Obligations of Borrower under this Agreement shall only secure any other Obligation of Borrower if Lender specifically so agrees in writing.

43. Each and every provision of this Agreement shall be severable from every other provision for the purposes of determining legal enforceability of any such provision or provisions.

44. This Agreement, together with the Loan Documents, embodies the entire agreement and understanding among and between the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement or the Loan Documents. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement or the Loan Documents. Neither this Agreement nor any provisions hereof may be changed, waived, discharged, or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but may only be by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

45. This Agreement and any of the Loan Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. This Agreement and any of the Loan Documents, or a signature page thereto intended to be attached to a copy of this Agreement or any of the Loan Documents, signed and transmitted by facsimile machine, telecopier, or other electronic means (including via transmittal of an e-mail or a ‘‘pdf ‘ file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier, or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier, or other electronic means as a defense to the enforcement of this Agreement or any of the Loan Documents.

46. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer by either or both of such parties to Lender of any property of either or both such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditor’s rights, including provisions of the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended, and any successor statute relating to fraudulent conveyances, preferences, and other voidable or recoverable payments or money or transfers or property (collectively, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice or its counsel, then, as to any such Voidable Transfer or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of Lender related thereto, the liability of Borrower or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

47. The parties hereby agree that (a) this Agreement is entered into and that Borrower’s performance to Lender occurs at San Jose, California; and (b) all actions or proceedings arising in connection with this Agreement and/or the Loan Documents shall be tried and litigated only in the State and Federal courts located in the County of Santa Clara, State of California or, at the sole option of Lender, in any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Each of Borrower and Lender waives, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section. BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION HEREUNDER OR UNDER THE LOAN DOCUMENTS OR ARISING OUT OF THE TRANSACTIONS BETWEEN BORROWER AND LENDER.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure §638 as such section may be amended and/or re-numbered from time to time (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceeding shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§638 through 645.1 inclusive, as such sections may be amended and/or re-numbered from time to time. No provision of this Section shall limit the right of any party (a) to exercise self-help remedies (including setoff), (b) to foreclose against or sell any collateral, by power of sale or otherwise, or (c) to obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of a reference. The exercise of, or opposition to, any such remedy does not waive the right of any party to reference pursuant to this Section. In the event of any challenge to the legality or enforceability of this Section, the prevailing party shall be entitled to recover the costs and expenses, including reasonable attorneys’ fees, incurred by it in connection therewith.

51. Borrower and Lender agree that, upon fulfillment of the conditions precedent below: (a) the Prior Form Loan Agreement is hereby amended and restated in its entirety, and all terms and conditions contained in this Agreement shall hereafter replace the terms and conditions of the Prior Form Loan Agreement; and (b) each reference, if any, in the Loan Documents to the Prior Form Loan Agreement shall mean and be a reference to this Agreement. Except for any Loan Documents being amended and restated contemporaneously herewith, all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

This Agreement constitutes an amendment and restatement of the Prior Form Loan Agreement and is not intended to nor shall it extinguish any of the outstanding indebtedness, obligations or agreements of Borrower (including the Outstanding Term Loan Obligations, but with the exception of the extinguishment of the Outstanding Revolving Loan Obligations upon their repayment), or Lender’s outstanding rights, under the Prior Form Loan Agreement or Prior Related Loan Documents in such a manner as would constitute a release or novation of the outstanding original indebtedness, obligations or agreements of Borrower, or a waiver of Lender’s outstanding rights, under the Prior Form Loan Agreement or Prior Form Related Loan Documents, nor shall this Agreement affect or impair the outstanding liens or security interests created thereby or in connection therewith or their priority, it being the intention of the parties hereto to preserve all outstanding liens and security interests securing payment of the Obligations and their priority, which liens and security interests are acknowledged by Borrowers to be valid and subsisting against the Collateral and any other security or collateral for the Obligations.

The following (unless waived by Lender) are conditions precedent to, the amendment and restatement of the Prior Form Loan Agreement and the effectiveness of this Agreement, and the amendment and restatement of the Prior Form Term Loan and the effectiveness of the Amended and Restated Term Note: (a) Lender’ receipt of funds to permanently repay all Outstanding Revolving Loan Obligations; (b) Lender’s receipt of a Prepayment Fee of $6,500 in connection with the prepayment of the Outstanding Revolving Loan Obligations; (c) the delivery, execution, resolution and/or completion (as applicable), to Lender’s satisfaction, of all other documents, matters or acts required by Lender in connection with the transactions contemplated by this Agreement including, without limitation, Lender’s receipt of this Agreement and the Amended and Restated Term Note executed by all parties thereto; and (d) Borrower shall have paid all of Lender’s attorneys’ fees and costs incurred in connection with the preparation and negotiation of this Agreement and related documents.

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed as of the date first set forth above.

NEPHROS, INC.,		TECH CAPITAL, LLC,
A Delaware corporation		A California limited liability company
(“Borrower”)		(“Lender”)

/s/ Daron Evans		/s/ Hank Noon
By:	Daron Evans	By:	Hank Noon
Its:	President & Chief Executive Officer	Its:	Senior Vice President

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